UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2014.

MONARCHY RESOURCES, INC.
(Exact name of registrant as specified in its charter)
Nevada	333-172825	46-0520633
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

Calle urique número 5,
Colonia Fuentes de Bellavista, c.p. 33880
Hidalgo del Parral, Chihuahua, Mexico
(Address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors

On November 17, 2014, at a meeting of the shareholders of the Company, Jose Perez, one of the directors of the Company, was removed as a director of the Company by a 2/3 majority vote of the shareholders.  At the time of his removal, Mr. Perez was only a director of the Company, held no positions on any committee of the board of directors of the Company, and was not an officer of the Company.  The Company, the board of directors, and the Company shareholders have had no disagreement with Mr. Perez.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCHY RESOURCES INC.
Date: November 19, 2014.	/s/ Timothy Ferguson
TIMOTHY FERGUSON